UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                January 31, 2005
                                -----------------
                Date of Report (Date of earliest event reported)

                            IVI COMMUNICATIONS, INC.
                            ------------------------


               (Exact Name of Registrant as specified in Charter)

                          Commission File No. 000-32797



            Nevada                                    33-0965560
   ----------------------------                  -------------------
   (State of Other Jurisdiction                    (I.R.S. Employer
       of Incorporation)                          Identification No.)




6171 W. Century Blvd., Suite 130                          90045
- ---------------------------------------              ------------
(Address of Principal Executive Office)               (Zip Code)


     Registrant's Telephone Number, Including Area Code: (310) 216-7740

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 31, 2005, IVI Communications, Inc. completed the purchase of Internet Business Consulting, Inc. and AppState.Net, LLC from James R. Hollis by acquiring 100% of the stock of IBC and AppState.net, as described in Exhibit
2.4. The Company paid one times annual revenue in a dollar-for-dollar stock exchange with its stock valued at $1.00 per share, plus $580,000 cash to be paid over two years. IBC is a leading provider of turnkey wireless networks that has the expertise required to engineer, install, and support wireless applications and solutions. AppState.net is an Internet Service Provider founded in July 1999 in the Appalachian State University town of Boone, NC. Unaudited gross revenue in 2004 for IBC was $2,500,000 and for AppState.net $200,000. This acquisition launches IVI Communications business plan.

         Jim Hollis, who founded IBC in May of 1996 and who was recently honored by Part-15.org as its Wireless Internet Service Provider Consultant of the Year, will remain the President of both IBC and AppState.net.

         Nyhl Henson, CEO, and Charlie Roodenburg, COO, of IVI Communications, Inc. will be appointed to the Board of Directors.

Nyhl Henson, a cable television programming pioneer and entertainment industry executive, has served as President and CEO of IVI Communications since June 2000. Mr. Henson was instrumental in the development of The Movie Channel, was a co-creator of Nickelodeon TV and a key contributor to the development of MTV. He was named Chairman and CEO of Country Music Television when Music Village acquired the fledgling network. Mr. Henson most recently has served as CEO of Craftsman and Scribes Creative Workshop, an award-winning New York City-based children's television production company.

Charlie Roodenburg serves as COO. He has had hands-on management responsibility for rural ISP operations since 1997, managing six brands throughout California to generate EBITDA in excess of 20%. He was responsible for the launch of PeRKInet, a telco return cable broadband service in 1998 and launched a DSL broadband offering in 1999. Throughout his career with IVI, Roodenburg has managed the acquisition of four ISPs and the sale of three ISPs.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.



(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:
-------------------------------------------------



                     INTERNET BUSINESS CONSULTING, INC. AND
                                APPSTATE.NET, LLC
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003




-------------------------------------------------------------------------------

                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants

                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Members of
Internet Business Consulting, Inc.
AppState.Net, LLC
Charlotte, NC

We have audited the accompanying consolidated balance sheets of Internet Business Consulting, Inc. ("IBC") and AppState.Net, LLC ("AppState")(collectively, the "Company") as of December 31, 2004 and 20023 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Internet Business Consulting, Inc. and AppState.Net, LLC as of December 31, 2004 and 2003, and the results of its operations, changes in stockholders' equity (deficit), and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbbsboro, New Jersey

 April 6, 2005


         MEMBER OF: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                    NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

                         INTERNET BUSINESS CONSULTING, INC. AND
                                   APPSTATE.NET, LLC
                              CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 2004 AND 2003


                                                                         2004               2003


                                     ASSETS
CURRENT ASSETS
  Cash                                                              $    421,648     $     259,055
  Accounts receivable, net                                                94,108           570,901
  Inventory                                                              153,223           207,675
                                                                    -------------   ---------------

       Total current assets                                              668,979         1,037,631


Fixed assets, net                                                         55,644            58,320

Security deposits                                                          4,200             4,200
                                                                    -------------   ---------------

       TOTAL ASSETS                                                 $    728,823     $   1,100,151
                                                                    =============   ===============


              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                             $    406,050     $     698,855
  Note payable - bank                                                          -           543,860
  Current portion of obligation under capital lease                       16,667                 -
                                                                    -------------   ---------------

       Total current liabilities                                         422,717         1,242,715

Obligation of capital lease, net of current maturities                    33,333                 -
                                                                    -------------   ---------------

       TOTAL LIABILITIES                                                 456,050         1,242,715
                                                                    -------------   ---------------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock no par value; 100,000 shares authorized;
     136 and 127 shares issued and outstanding                             1,000             1,000
  Additional paid-in capital                                             473,656             3,796
  Retained earnings (deficit)                                           (201,883)         (147,360)
                                                                    -------------   ---------------

       Total stockholders' equity (deficit)                              272,773          (142,564)
                                                                    -------------   ---------------


       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)         $    728,823        $1,100,151
                                                                    =============   ===============







              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     INTERNET BUSINESS CONSULTING, INC. AND
                                APPSTATE.NET, LLC
                      CONSOLIDATED STATEMENTS OF OPERATION
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                      2004              2003
                                                -------------    ---------------

REVENUE
      Sales of networking equipment             $  2,307,278     $    2,326,298
      Internet services                              118,013                  -
      Services - other                                55,320             32,738
      Other operating income                          93,701             69,261
                                                -------------    ---------------

                  Total revenues                   2,574,312          2,428,297

COSTS OF GOODS SOLD                                2,030,533          2,311,594
                                                -------------    ---------------

GROSS PROFIT                                         543,779            116,703
                                                -------------    ---------------

OPERATING EXPENSES
  Employee leasing and payroll                       334,915            284,524
  Professional fees                                   16,106             31,833
  Rent                                                60,120             50,400
  General and administrative                         161,450            148,179
  Depreciation                                         8,576             16,157
                                                -------------    ---------------
                  Total operating expenses           581,167            531,093
                                                -------------    ---------------

NET LOSS FROM OPERATIONS                             (37,388)          (414,390)
                                                -------------    ---------------

OTHER INCOME (EXPENSE)
  Interest expense                                   (18,307)           (28,050)
  Interest income                                      2,309                232
  Gain on disoposal of assets                         (1,137)                 -
                                                -------------    ---------------
                  Total other income (expense)       (17,135)           (27,818)
                                                -------------    ---------------


NET LOSS BEFORE PROVISION FOR INCOME TAXES           (54,523)          (442,208)

   Provision for income taxes                              -                  -
                                                -------------    ---------------

NET LOSS                                        $    (54,523)     $    (442,208)
                                                =============    ===============





              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     INTERNET BUSINESS CONSULTING, INC. AND
                                APPSTATE.NET, LLC
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003






                                                                                                         RETAINED
                                                       COMMON SHARES   COMMON STOCK     ADDITIONAL       EARNINGS
                                                          ISSUED         VALUE        PAID-IN-CAPITAL    (DEFICIT)        TOTAL
                                                       ------------  --------------  -----------------  ------------- -------------

Balance at January 1, 2003                                     118    $      1,000   $          3,796   $    294,848   $   299,644

  Net loss for the year                                          9               -                  -       (442,208)     (442,208)
                                                       ------------  --------------  -----------------  ------------- -------------

Balance - December 31, 2003                                    127           1,000              3,796       (147,360)     (142,564)

  Transfer of note payable to shareholders personally            -               -            469,860              -       469,860

  Net loss for the year                                          9               -                  -        (54,523)      (54,523)
                                                       ------------  --------------  -----------------  ------------- -------------

Balance - December 31, 2004                                    136    $      1,000   $        473,656   $   (201,883) $    272,773
                                                       ============  ==============  =================  ============= =============




              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     INTERNET BUSINESS CONSULTING, INC. AND
                                APPSTATE.NET, LLC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                                                  2004             2003
                                                                             --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                   $     (54,523)       $(442,208)
                                                                             --------------   --------------

Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities
        Depreciation                                                                 8,576           16,157
        Gain on disposal of assets                                                  (1,137)               -
Changes in operating assets and liabilities:
           Decrease in accounts receivable                                         476,793          139,846
           (Increase) decrease in inventory                                         54,452          (76,883)
           Increase (decrease) in accounts payable and accrued expenses           (292,806)         592,797
                                                                             --------------   --------------
              Total adjustments                                                    245,878          671,917
                                                                             --------------   --------------

              Net cash provided by operating activities                            191,355          229,709
                                                                             --------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of fixed assets                                                            -          (50,653)
  Proceeds from the disposal of assets                                              45,237                -
                                                                             --------------   --------------
              Net cash provided by (used in) investing activities                   45,237          (50,653)
                                                                             --------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of note payable - bank, net                                            (74,000)          80,000
                                                                             --------------   --------------
              Net cash provided by (used in) financing activities                  (74,000)          80,000
                                                                             --------------   --------------

Net increase in cash and cash equivalents                                          162,592          259,056

Cash and cash equivalents, beginning of year                                       259,055                -
                                                                             --------------   --------------

Cash and cash equivalents, end of year                                       $     421,648     $   259,055
                                                                             ==============   ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

           During the year, cash was paid for the following:
             Income taxes                                                    $          -      $         -
                                                                             ==============   ==============
             Interest                                                        $     18,307      $     28,050
                                                                             ==============   ==============

SUPPLEMENTAL DISCLOSURE OF NON CASH INFORMATION:

           Obligation of capital lease for equipment purchase                $     50,000      $         -
                                                                             ==============   ==============

           Transfer of note payable - bank to equity                         $    469,860      $        -
                                                                             ==============   ==============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     INTERNET BUSINESS CONSULTING, INC. AND
                                APPSTATE.NET, LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 1 - NATURE OF BUSINESS

         Internet Business Consulting, Inc. ("IBC"), a Florida Corporation, incorporated in May, 1996, also known as IBC Wireless, is a national distributor and lessor of both wired and wireless computer networking equipment from Alvarion, Cisco, Proxim, WaveRider, Wave Wireless and others to emerging service providers, competitive local exchange carriers, utilities and enterprise customers that are realizing the benefits of wireless applications.

         AppState.Net, LLC ("AppState"), a North Carolina limited liability corporation, incorporated in July, 2004, provides Internet access, web design, management and storage services for individuals and businesses, with a full range of connections including ISDN, ADSL, SDSL, Dialup and T1.

         These consolidated financial statements include the amounts for both IBC and AppState. Any intercompany transactions between these companies have been eliminated in the consolidation.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates

         The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during this reported period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         For consolidated financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

         There were no cash equivalents as of December 31, 2004 and 2003. The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

                     INTERNET BUSINESS CONSULTING, INC. AND
                                APPSTATE.NET, LLC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2004 AND 2003





NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Fixed Assets

         Fixed assets are stated at cost. Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently. Depreciation expense is provided using the straight-line method over the estimated useful lives of the various assets, generally five to seven years.

         Goodwill and Other Intangible Assets

         In June 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the consolidated financial statements.

         Accounts Receivable

         The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and if necessary, maintains allowances for anticipated losses.

         Revenue Recognition

         Internet service subscription revenues are recognized over the period that services are provided. The Company generally bills for Internet access service on the terms that range from one month to one year in advance. Monthly access fees are not prorated, and refunds are not given for partial months. Therefore, revenues for the first month of service paid in advance are recognized at the inception of the service month. Revenues for terms of service greater than one month that are paid in advance are deferred and amortized over the period in which the services are provided.

         Consulting revenues are recognized upon the service being provided. All equipment sales are final upon delivery of the merchandise.

         Fair Value of Financial Instruments

         The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable and accrued liabilities. The carrying amounts of such financial instruments, as reflected in the consolidated balance sheets, approximate their estimated fair value as of December 31, 2004 and 2003.

         Income Taxes

         IBC has adopted the provisions of Statement of Financial Accounting Standards No. 109 (the Statement), Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

         AppState is a limited liability company. All income or loss is passed through to its individual members for income tax purpose. There is no corporate income tax.

         Advertising Costs

         Advertising costs are expensed as incurred. Advertising costs are included in general and administrative expenses in the consolidated statements of operations for the years ended December 31, 2004 and 2003.

         Earnings (loss) Per Common Share

         The Company computes earnings per share in accordance with SFAS No. 128, "Earnings per Share". This standard requires dual presentation of basic and diluted earnings per share on the face of the statement of income for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

         Net income per common share (basic and diluted) is based on the net income divided by the weighted average number of common shares outstanding during the year.

         When the Company incurs a loss from operations, their potentially issuable shares of common stock pursuant to outstanding stock purchase options are excluded from the diluted computation, as the effect would be anti-dilutive.

NOTE 3 - FIXED ASSETS

        Fixed assets as of December 31, 2004 and 2003 were as follows:


                                                       2004              2003
                                                       ----              ----
        Computer and office equipment           $     73,477      $    23,477
        Furniture and fixtures                           556              556
        Automobiles                                   32,130           81,130
                                                ------------      ------------
                                                     106,163          105,163
        Less accumulated depreciation                (50,519)         (46,843)
                                                --------------    ------------

        Fixed assets, net                       $     55,644      $     58,320
                                                ============      ============

         Depreciation expense was $ 8,576 and $ 16,157 for the years ended December 31, 2004 and 2003, respectively. In 2004, the Company disposed of an automobile of $49,000 with $4,900 of accumulated depreciation. The Company recognized a gain of $1,137 in this transaction.

NOTE 4 - NOTE PAYABLE - BANK

         IBC had a note payable with a bank to borrow amounts up to $543,860. The note payable, originally dated August 6, 2003, and extended every three months, accrued interest at variable rates. The note payable was secured by substantially all of IBC's assets. On September 8, 2004, this note payable was transferred personally to the shareholder of IBC as a personal loan. The Company reclassified its debt to additional paid in capital upon the transfer. The balance outstanding at December 31, 2004 and 2003 was $0 and $543,860, respectively.

NOTE 5 - OBLIGATION UNDER CAPITAL LEASE

         AppState is the lessee of equipment under a capital lease expiring in December 2007.

         Minimum lease payments under capital leases at December 31, 2004, are as follows:

                           2005                               $  19,020
                           2006                                  19,020
                           2007                                  19,020
                                                              ----------
                                                                 57,060

                  Less: amounts representing interest            (7,060)
                  Less: current portion                        ( 16,667)
                                                              ----------

                           Long-term portion                  $  33,333
                                                              ==========


NOTE 6 - STOCKHOLDERS' EQUITY (DEFICIT)

         IBC was incorporated as a Florida corporation in May 1996.

         AppState was incorporated as a sole member limited liability corporation in July 2004.

         Common Stock

         As of December 31, 2004 and 2003, IBC has 100,000 shares of common stock authorized with no par value and 136 and 127 shares issued and outstanding.

         Each year, IBC issues 9 shares of common stock to its sole shareholder.


NOTE 7 - PROVISION FOR INCOME TAXES

         Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on the anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

         At December 31, 2004 and 2003, deferred tax assets consisted of the following:

                                            2004               2003
                                            ----               ----


         Deferred tax assets               $  66,621        $ 48,629
         Less: Valuation allowances         ( 66,621)        (48,629)
                                           ---------        --------
                                           $   -0-          $   -0-

         At December 31, 2004 and 2003, the Company had accumulated deficits in the approximate amounts of $201,883 and $147,360, respectively available to offset future taxable income through the year 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in the future periods.

NOTE 8 - COMMITMENTS

         Operating Lease Commitments

         The Company leases office space in two locations under operating leases varying from one-year to five-year commitments. The leases are set to begin expiring in 2005. The Company has been renewing these leases as they come to expire for additional one-year to five-year terms.

         Rent expense for the years ended December 31, 2004 and 2003 was $60,120 and $50,400 respectively.

         Future minimum lease payments under these leases at December 31, were as follows:


                           2005             $  50,400
                           2006                46,200
                                            ---------
                                            $  96,600


NOTE 9 - RELATED PARTY TRANSACTIONS

         IBC and AppState from time to time will have amounts advanced to or from its officers/members or between companies. The amounts that are advanced are typically paid back shortly after funded.


NOTE 10 - SUBSEQUENT EVENT

         On January 31, 2005, IVI Communications, Inc. ("IVI") completed the purchase of Internet Business Consulting, Inc. and AppState.Net, LLC from James R. Hollis by acquiring 100% of the stock of IBC and AppState.

         IVI will acquire 100% of the stock in IBC and the corporation of AppState in exchange for restricted shares of IVI's common stock valued at $1 per share on a dollar-for-dollar exchange equal to one times the annual revenue of IBC plus one times the annualized revenue of AppState (based upon IVI's audit of the Company's total revenues for fiscal year ending December 31, 2004). Such shares will be restricted stock with 100,000 shares paid within 10 days of this agreement and the balance issued to the Company's no later than 10 days after completion of IVI's audit. IVI agrees that the market value of its stock shall be $1 per share by January 1, 2007. Failure to achieve this value will result in an adjustment of the purchase price ("make-good" clause).

         IVI also agrees to the Company to make 12 monthly payments of $28,334 with the first payment due with the signing of this agreement, followed by 12 payments of $20,000 all due no later than the 1st day of the month following completion of IVI's audit and then on the 1st day of each subsequent month thereafter until paid in full. The Company may, at their option up and until all payments have been made, have any or all of this paid as part of an employment contract with Hollis as compensation.

         IVI also agrees to authorize Internet Business Consulting, Inc. and AppState.Net, Llc to enter into a `sell leaseback' financial transaction ("Lease") so that certain assets may, at IVI's option, be put on the Lease to enable the Company to be paid for the assets. IVI agrees to select certain assets to be put on the Lease no later than April 15, 2005. Any assets not on the Lease shall remain the property of the Company. The Company has the option to store the assets at the offices of IBC and AppState until all consideration due to the Company has been paid in full. The Company agrees to the following terms of the Lease and the full terms and conditions of the Lease:

         1. 24-month term with 24 equal payments. 2. $1.00 Purchase Option at the end of the Lease.
         3. Acceptance Date of January 1 and a Commencement Date of May 1, 2005 (120 day `no pay' period). 4. 10% Interest Rate (rate factor of .04577). 5. Up to $100,000.

         The allocation of the total purchase price paid shall be determined solely by the Company, and adhere to generally acceptable accounting principals, and notice given to IVI by December 31, 2005.

(B)  PRO FORMA FINANCIAL INFORMATION
-------------------------------------


                    IVI Communications, Inc. and Subsidiaries
                  Introduction to Unaudited Pro Forma Condensed
                        Consolidated Financial Statements


On January 31, 2005, IVI Communications, Inc. ("IVI") completed the purchase of Internet Business Consulting, Inc. and AppState.Net, LLC from James R. Hollis by acquiring 100% of the stock of IBC and AppState.

IVI will acquire 100% of the stock in IBC and the corporation of AppState in exchange for restricted shares of IVI's common stock valued at $1 per share on a dollar-for-dollar exchange equal to one times the annual revenue of IBC plus one times the annualized revenue of AppState (based upon IVI's audit of the Company's total revenues for fiscal year ending December 31, 2004). Such shares will be restricted stock with 100,000 shares paid within 10 days of this agreement and the balance issued to the Company's no later than 10 days after completion of IVI's audit. IVI agrees that the market value of its stock shall be $1 per share by January 1, 2007. Failure to achieve this value will result in an adjustment of the purchase price ("make-good" clause).

IVI also agrees to the Company to make 12 monthly payments of $28,334 with the first payment due with the signing of this agreement, followed by 12 payments of $20,000 all due no later than the 1st day of the month following completion of IVI's audit and then on the 1st day of each subsequent month thereafter until paid in full. The Company may, at their option up and until all payments have been made, have any or all of this paid as part of an employment contract with Hollis as compensation.

IVI also agrees to authorize Internet Business Consulting, Inc. and AppState.Net, Llc to enter into a `sell leaseback' financial transaction ("Lease") so that certain assets may, at IVI's option, be put on the Lease to enable the Company to be paid for the assets. IVI agrees to select certain assets to be put on the Lease no later than April 15, 2005. Any assets not on the Lease shall remain the property of the Company. The Company has the option to store the assets at the offices of IBC and AppState until all consideration due to the Company has been paid in full. The Company agrees to the following terms of the Lease and the full terms and conditions of the Lease:

    1.  24-month term with 24 equal payments.
    2.  $1.00 Purchase Option at the end of the Lease.
    3. Acceptance Date of January 1 and a Commencement Date of May 1, 2005 (120 day `no pay' period).
    4.  10% Interest Rate (rate factor of .04577).
    5.  Up to $100,000.

The allocation of the total purchase price paid shall be determined solely by the Company, and adhere to generally acceptable accounting principals, and notice given to IVI by December 31, 2005.

The following unaudited pro forma condensed consolidated balance sheet represents the pro forma financial position of IVI and IBC which includes AppState at December 31, 2004.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 2004 (twelve months for IBC) reflect the combined results of IVI and IBC as if the proposed combination of the companies had occurred at the beginning of 2004. IVI is a fiscal year end of March 31st, and IBC and AppState are a calendar year end of December 31st, therefore for IBC and AppState the annual December 31, 2003 numbers are reflected.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies' respective historical financial statements and notes included thereto.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed balance sheet at December 31, 2004 and the unaudited pro forma condensed consolidated statements of operations for the nine months/twelve months ended and for the year ended March 31, 2004 / December 31, 2003, to reflect the proposed combination of IVI and IBC.

(a) To record the purchase for IBC, which occurred January 2005.
(b) There is no income tax provision for 2004 due to the carryover of the net operating losses.

Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

                                                          Nine Months Ended
                                                          December 31, 2004

     IVI's. weighted average shares outstanding.........      60,042,530
          Before acquisition

      Shares issued in acquisition of IBC.........             2,800,000

     IVI's weighted average shares outstanding ......
          After acquisition                                   62,842,530

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
             UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004

                                                        IVI        IBC         NOTE ADJUSTMENTS   PROFORMA
                                                     --------------------------------------------------------
                                     ASSETS
CURRENT ASSETS:
    Cash                                             $   84,580  $ 421,648      $          -     $   506,228
    Accounts receivable, net                                  -     94,108                 -          94,108
    Other current assets                                 37,926    153,223                 -         191,149
                                                     ----------------------     ----------------------------

TOTAL CURRENT ASSETS                                    122,506    668,979                 -         791,485
                                                     ----------------------     ----------------------------

Fixed assets, net                                         1,779     55,644                 -          57,423

Other assets                                                  -      4,200                 -           4,200
Intangible assets, net                                        -          -  (a)    3,108,227       3,108,227
                                                     ----------------------     ----------------------------

TOTAL ASSETS                                         $  124,285  $ 728,823      $  3,108,227     $ 3,961,335
                                                     ======================     ============================



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Notes payable, current portion                   $  794,752  $       -  (a) $    340,000     $ 1,374,752
                                                                            (a)      240,000
    Current portion of installment debt                  19,860          -                 -          19,860
    Current portion of obligation under capital lease         -     16,667                            16,667
    Convertible debentures                              551,750          -                 -         551,750
    Accounts payable and accrued expenses             3,124,938    406,050                 -       3,530,988
                                                     ----------------------     ----------------------------

TOTAL CURRENT LIABILITIES                             4,491,300    422,717           580,000       5,494,017
                                                     ----------------------     ----------------------------

Obligation of capital lease, net of current portion           -     33,333                            33,333
Installment debt, net of current portion                  5,645          -                 -           5,645
                                                     ----------------------     ----------------------------

TOTAL LIABILITIES                                     4,496,945    456,050           580,000       5,532,995
                                                     ----------------------     ----------------------------

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, $.001, $0 and $.001 par value,
    5,000,000, 0, and 5,000,000 shares authorized, and
    0, 0, and 0 shares issued and outstanding                 -          -                 -               -

    Common stock, $.001, no and $.001 par value,
    100,000,000, 100,000, and 100,000,000 shares
    authorized, and 65,675,686, 136 and 65,675,686
    shares issued and outstanding                        65,675      1,000  (a)        2,800          69,475
    Additional paid in capital                       18,854,795    473,656  (a)    2,797,200      21,651,995
                                                                            (a)     (473,656)
    Subscription receivable                          (2,023,173)         -                        (2,023,173)
    Accumulated earnings (deficit)                  (21,269,957)  (201,883) (a)      201,883     (21,269,957)
                                                     -----------------------     ----------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                 (4,372,660)   272,773         2,528,227      (1,571,660)
                                                     -----------------------     ----------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) $  124,285  $ 728,823       $ 3,108,227     $ 3,961,335
                                                     =======================     ============================





                  See notes to proforma financial statements.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE NINE / TWELVE MONTHS ENDED DECEMBER 31, 2004

                                                         IVI            IBC        NOTE      ADJUSTMENTS      PROFORMA
                                                    ----------------------------------------------------------------------
REVENUES                                             $      25,250   $  2,574,312          $             -   $  2,599,562

COST OF SALES                                                    -      2,030,533                        -      2,030,533
                                                    ------------------------------       ---------------------------------

GROSS PROFIT                                                25,250        543,779                        -        569,029
                                                    ------------------------------       ---------------------------------

OPERATING EXPENSES:
      Employee leasing and payroll                               -        334,915                        -        334,915
      Professional fees                                          -         16,106                        -         16,106
      Rent                                                       -         60,120                        -         60,120
      General and administrative expenses                1,225,077        161,450                        -      1,386,527
      Depreciation and amortization                             61          8,576                        -          8,637
                                                    ------------------------------       ---------------------------------

TOTAL OPERATING EXPENSES                                 1,225,138        581,167                        -      1,806,305
                                                    ------------------------------       ---------------------------------

INCOME (LOSS) BEFORE OTHER INCOME (LOSS)                (1,199,888)       (37,388)                       -     (1,237,276)

OTHER INCOME (LOSS)                                       (172,902)       (17,135)                       -       (190,037)
                                                    ------------------------------       ---------------------------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES         (1,372,790)       (54,523)                       -     (1,427,313)

PROVISION FOR INCOME TAXES                                       -              -  (b)                   -              -
                                                    ------------------------------       ---------------------------------

NET INCOME (LOSS)                                    $  (1,372,790)   $   (54,523)         $             -   $ (1,427,313)
                                                    ==============================       =================================

NET LOSS PER SHARE BASIC AND DILUTED                 $       (0.02)       N/A                                $     (0.02)
                                                    ==============================                         ===============

WEIGHTED AVERAGE SHARES OUTSTANDING                     60,042,530        N/A                                  62,842,530
                                                    ==============================                         ===============




                  See notes to proforma financial statements.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEAR ENDED MARCH 31, 2004 / DECEMBER 31, 2003



                                                           IVI            IBC        NOTE     ADJUSTMENTS       PROFORMA
                                                      ----------------------------------------------------------------------
REVENUES                                              $        3,398    $ 2,428,297         $              -   $  2,431,695

COST OF SALES                                                      -      2,311,594                        -      2,311,594
                                                      ------------------------------       ---------------------------------

GROSS PROFIT                                                   3,398        116,703                        -        120,101
                                                      ------------------------------       ---------------------------------

OPERATING EXPENSES:
      Employee leasing and payroll                                 -        284,524                        -        284,524
      Professional fees                                            -         31,833                        -         31,833
      Rent                                                         -         50,400                        -         50,400
      General and administrative expenses                    166,590        148,179                        -        314,769
      Depreciation and amortization                           89,776         16,157                        -        105,933
                                                      ------------------------------       ---------------------------------

TOTAL OPERATING EXPENSES                                     256,366        531,093                        -        787,459
                                                      ------------------------------       ---------------------------------

INCOME (LOSS) BEFORE OTHER INCOME (LOSS)                    (252,968)      (414,390)                       -       (667,358)

OTHER INCOME (LOSS)                                         (416,135)       (27,818)                       -       (443,953)
                                                      ------------------------------       ---------------------------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES             (669,103)      (442,208)                       -     (1,111,311)

PROVISION FOR INCOME TAXES                                         -              -  (b)                   -              -
                                                      ------------------------------       ---------------------------------

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS                (669,103)      (442,208)                       -     (1,111,311)

DISCONTINUED OPERATIONS                                      408,929              -                                 408,929
                                                      ------------------------------       ---------------------------------

NET INCOME (LOSS)                                     $     (260,174)   $  (442,208)        $              -   $   (702,382)
                                                      ==============================       =================================

NET LOSS PER SHARE BASIC AND DILUTED                  $        (0.02)      N/A                                 $      (0.04)
                                                      ==============================                         ===============

WEIGHTED AVERAGE SHARES OUTSTANDING                       14,778,877       N/A                                   17,578,877
                                                      ==============================                         ===============






                  See notes to proforma financial statements.

Exhibits         Description
---------        -----------

2.4 Business Purchase Agreement ("Agreement") Between IVI Communications, Inc., Internet Business Consulting, Inc. and AppState.Net, Llc.

99.1       Press Release February 2, 2005

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  IVI Communications, Inc.




Date:  April 14, 2005                     By:  /s/ NYHL HENSON
                                            ------------------------
                                            Nyhl Henson
                                            President